Exhibit 15.3

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Dear Sir or Madam:

We have read Item 16F, “CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT,” of the Annual Report on Form 20-F of Intercont (Cayman) Limited for the fiscal year ended June 30, 2026, to be filed with the Securities and Exchange Commission.

We agree with the statements made therein concerning UHY LLP. We have no basis to agree or disagree with the other statements of the Company contained in Item 16F.

Very truly yours,

/s/ UHY LLP

New York, New York

October 30, 2026